Exhibit 10.48

Agreement

Party A: Guangdong Mingyang Wind Power Technology Company Ltd.

Party B: Zhongshan Electrical Appliance Co., Ltd

In accordance with the Contract Law and relevant rules and regulations, regarding the guarantee services for the Yudean Zhanjiang Xuwen Wind Farm Project, Party A and Party B agree as follow through amicable negotiations:

ARTICLE 1

Party A shall use the Yudean Zhanjiang Xuwen Wind Farm Project for factoring finance from Industrial and Commercial Bank of China, but the contract for the Yudean Zhanjiang Xuwen Wind Farm Project shall be entered into between Zhongshan Mingyang Electrical Appliance Co., Ltd and Yudean. Such financing shall be in the name of Zhongshan Mingyang Electrical Appliance Co., Ltd to transact all factoring finance procedures, which means Party B shall handle the factoring finance service for Party A. The amounts and expenses relating to the factoring finance service are as follows:

Invoice value of account receivable: RMB 183,800,000;

Amounts on factoring finance: RMB 178,000,000

Account receivable due date: March 1st, 2010

Disbursement date of factoring finance: January 22th, 2009

Due date of factoring finance: March 1st, 2010

Interest rate: 2.07%

Interest payment: RMB 4,124,705

Bank charge: RMB 919,000

Income of Investment Banks: RMB 5,560,000 (2,780,000*2)

Total Expenses: RMB 10,603,705

Cost of capital from factoring finance: 10,603,705÷(178,000,000-10,603,705)=6.33%

(annual fee 5.75%)

ARTICLE 2

Upon completion of factoring finance procedures and receipt of capital from the bank, Party B shall pay to Part A the capital from factoring finance after deducting bank interest and relevant bank charges promptly.

ARTICLE 3

Interests and expenses arisen from the factoring services shall be borne by Party A, and Party B shall deduct such interests and expenses directly from the capital from factoring finance according to the time bank charged.

ARTICLE 4

Party B shall not charge any agency fee other than bank charges.

ARTICLE 5

Any dispute between the two parties shall be resolved through amicable negotiations.

Party A: Guangdong Mingyang Wind Power Technology Company Ltd.

Signed by:

Date: January 22nd, 2009

Party B: Zhongshan Electrical Appliance Co., Ltd

Signed by:

Date: January 22nd, 2009